UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2019

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York

6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2019, Air Lease Corporation (the “Company”) amended and extended its unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (as previously amended and extended by the First Amendment, dated as of June 1, 2015, the Second Amendment, dated as of May 27, 2016, the Third Amendment, dated as of May 2, 2017, the Fourth Amendment, dated as of May 2, 2018, and as further amended, the “Syndicated Unsecured Revolving Credit Facility”) whereby the Company, among other things, extended the final maturity date from May 5, 2022 to May 5, 2023 and increased the total revolving commitments thereunder to approximately $5.8 billion as of May 5, 2019, across 50 financial institutions. The Syndicated Unsecured Revolving Credit Facility remains priced at LIBOR plus 1.05% with a 0.20% facility fee, each subject to adjustments based on changes to the Company’s credit rating. Under the Syndicated Unsecured Revolving Credit Facility, lenders hold revolving commitments totaling approximately $5.4 billion that mature on May 5, 2023, commitments totaling $245.0 million that mature on May 5, 2022, commitments totaling $5.0 million that mature on May 5, 2021, and commitments totaling approximately $92.7 million that mature on May 5, 2020. Some of the lenders party to the Syndicated Unsecured Revolving Credit Facility and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The foregoing description of the transaction is qualified in its entirety by reference to the complete text of the Fifth Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 9, 2019, the Company issued a press release announcing entry into the Fifth Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Fifth Amendment and Extension Agreement, dated May 3, 2019, to the Second Amended and Restated Credit Agreement, dated as of May 5, 2014 among Air Lease Corporation, as Borrower, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Fifth Amendment”).

Exhibit 99.1	Air Lease Corporation Press Release dated May 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: May 9, 2019

	By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Executive Vice President and Chief Financial Officer